Exhibit 10.2

                          Purchase and Sales Agreement

This Purchase and Sales Agreement (hereinafter "Agreement") is made and entered into this 6th day of August, 2009, between William C. Athens, (hereinafter "Seller") located at 1924 S. Utica Avenue, Suite 1201, Tulsa, Oklahoma 74104, and Ian Spowart, Liberty Energy Corp, London England (hereinafter "Purchaser").

Recitals

     WHEREAS, Seller is the record owner and holder of ownership interest in the A-Lovech exploration Block in Bulgaria;

     WHEREAS, said ownership interest reflects Seller's pro rata share of over riding royalty interest in a Production Sharing Agreement (PSA) between the Government of Bulgaria and The Aunschutz Overseas Corporation;

     WHEREAS, Purchaser desires to purchase a 1/64th of 1% of 8/8ths over riding royalty interest;

     WHEREAS, Seller desires to sell a 1/64th of 1% of 8/8ths over riding royalty interest ownership interest upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

     The Seller agrees to sell a total of 1/16th of 1% of 8/8th over riding royalty interest to the buyer for a total price of $400,000. Said payments and Assignments can be made in four separate closings spaced 30 days apart.

     1.   Purchase and Sale - Purchaser.

          a. Subject to the terms and conditions hereinafter set fort, at the Closing of the transaction contemplated hereby, Purchaser shall:

               i. Pay Seller the sum of $100,000 Dollars (hereinafter "Purchase Price") for the purchase of 1/64th of 1% ORR ownership interest from Seller.
               ii. Purchaser shall wire transfer closing funds to Seller on day of closing.
               iii. Seller shall cause the original Purchase and Sales Agreement and the Assignment to be in the hands of the Purchaser by the date of closing.

     2. Purchase and Sale - Seller. In exchange for Purchaser paying the Purchase Price, Seller shall sell, convey and transfer title to the ownership interest to Purchaser.

     3. Closing. The Closing of the transactions contemplated by this Agreement shall be held at London/Tulsa and by utilizing UPS/wire transfer. The closing will not be done in person. Each party is relying on the other party to do as they say.

     4.   Representations and Warranties of Seller. Seller warrants and represents:
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          a.   Seller is the lawful owner of the ownership interest, free and clear of all security interests, liens, encumbrances, equities and other charges.

     5.   Restrictions on Ownership Interest. None

     6. Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     7. Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8. Severability. The invalidity, in whole or in part, of any term of this Agreement does not effect the validity of the remainder of the Agreement.

     9. Applicable Law and Venue. This Agreement is governed by the laws of the State of Oklahoma. Any claim arising from this Agreement must be filed in Tulsa County, Oklahoma.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.


/s/ William C. Athens                         /s/ Ian Spowart  Sept. 22nd 09
-----------------------------------           ----------------------------------
Seller                                        Purchaser

William C. Athens                             Ian Spowart / Liberty Energy Corp.
Printed Name                                  Printed Name

Address:                                      Address:
1924 South Utica, Suite 1201                  Church Barn, 3 Church Lane
Tulsa, Oklahoma, 74104 US                     Balby, Selby, YO8 5JG